Exhibit 99.1

MYOS CORPORATION ANNOUNCES 1-FOR-50 REVERSE STOCK SPLIT FOLLOWING
FIVE CONSECUTIVE QUARTERS OF MARKET EXPANSION AND REVENUE GROWTH

-Company plans to expand into new, high-growth markets including age management and sarcopenia; seeks to position lead product as safe adjunct or alternative to testosterone-

CEDAR KNOLLS, NJ – February 10, 2014 -- MYOS Corporation (OTCBB:  MYOSD), an emerging biotherapeutics and bionutrition company focused on the discovery, development and commercialization of products that improve human muscle health and performance (“MYOS” or the “Company”), announced that it is effecting a 1-for-50 reverse stock split of its common stock which will be effective for trading purposes as of the commencement of trading on February 10, 2014.  As of that date, each 50 shares of issued and outstanding common stock will be converted into 1 share of common stock.  Beginning on February 10, 2014, the Company's common stock will trade on the OTC Bulletin Board under the symbol "MYOSD," with the fifth character "D" added to the end of the trading symbol, for a period of 20 trading days to indicate that the reverse stock split has occurred.  The Company's common stock will revert to trading under its original symbol "MYOS" after the 20 trading day period.

The Company also announced that its preliminary gross revenue for the year ended December 31, 2013 was approximately $3.5 million and its preliminary gross revenue since the commercial launch of MYO-T12® in 2012 was approximately $4.6 million.  Accordingly, following the commercial introduction of MYO-T12 to the consumer market in the fourth quarter of 2012, MYOS has experienced five consecutive quarters of gross revenue growth through the quarter ended December 31, 2013.  Full year 2013 preliminary gross revenue increased approximately 276 percent compared to full year 2012 gross revenue.  Preliminary gross revenue increased by approximately 38 percent in the quarter ended December 31, 2013 compared to the quarter ended September 30, 2013.  The Company also announced that its preliminary net loss for the year ended December 31, 2013 was approximately $4.2 million.  The preliminary net loss for the quarter ended December 31, 2013 was approximately $1.4 million compared to a net loss of approximately $780,000 for the quarter ended September 30, 2013.

“Over the course of the past twelve months, we have worked diligently to establish a strong presence for MYOS as an emerging leader in muscle health.  Our consumer bionutrition business, currently focused on the sports nutrition market, has driven solid performance with five consecutive quarters of market expansion and revenue growth. This is truly an exciting time for MYOS, and we believe we are now well positioned to expand the application of MYO-T12, now known as Fortetropin™ and sold under the brand name MYO-X™, into new markets including the treatment of age-associated muscle loss and sarcopenia associated with chronic illnesses such as cancer and neurodegenerative disease.  Given the progress in our basic and clinical research programs, we also believe we will have the opportunity to position our lead product as a safe adjunct or alternative to testosterone,” said Robert J. Hariri, M.D., Ph.D., Chairman of MYOS.

Peter Levy, MYOS President and Chief Operating Officer commented, “Our goal is to propel MYOS to its next phase of growth, and the reverse split is an integral step in MYOS’ strategic plan to maximize our opportunities and visibility.  We believe that our stakeholders will see this important event as a clear signal of our commitment to building a growing, sustainable business which will appeal to a broader base of investors and position the company for both near and long term success.”

In connection with the reverse split, the number of outstanding shares of common stock will be reduced from approximately 145.9 million shares to approximately 2.9 million shares.  The number of authorized shares of common stock will be reduced from 300,000,000 to 6,000,000 shares of common stock and the number of authorized shares of preferred stock will be reduced from 25,000,000 to 500,000 shares of preferred stock.  Any fractional shares resulting from the reverse stock split will be rounded to the nearest whole share.  The Company’s outstanding options and warrants will be adjusted accordingly.

Holders of shares of common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse split, and will see the impact of the reverse split automatically reflected in their accounts.  Beneficial holders may contact their bank, broker or nominee for more information.  Shareholders who hold physical stock certificates may contact the Company's transfer agent, Island Stock Transfer, if they want to exchange their existing certificates for new certificates representing the post-split number of shares.  Island Stock Transfer can be reached at (727) 289-0010 or via e-mail at info@islandstocktransfer.com.

Additional details about the reverse stock split will be included in the Form 8-K to be filed by MYOS with the Securities and Exchange Commission and available under “Investor Relations—SEC Filings” at www.myoscorp.com.

About MYOS Corporation
MYOS is a developmental stage bionutrition and biotherapeutics company focused on the discovery, development and commercialization of products that improve muscle health and function essential to the management of sarcopenia, cachexia and degenerative muscle diseases.  MYOS is the owner of MYO-T12®, the first clinically proven natural myostatin inhibitor.  Myostatin is a natural regulatory protein, which inhibits muscle growth and recovery.  Medical literature suggests that lowering myostatin levels has many potential health benefits including increased muscle mass, healthy weight management, improved  energy levels, stimulation of muscle healing as well as treating sarcopenia, a condition of age-related loss of muscle mass.  For more information on MYO-T12 and to discover why MYOS is known as "The Muscle Company,"™ visit www.myoscorp.com.

The Company's first commercial product MYO-X™, powered by MYO-T12®, is distributed by Maximum Human Performance (MHP) and is currently available on popular retailer websites including www.mhpstrong.com, www.bodybuilding.com and in specialty retailers including

GNC and Vitamin Shoppe and others.   MYOS believes that MYO-X, as well as future products it envisions, will redefine existing standards for muscle health.

Forward-Looking Statements
Any statements in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements involve risks and uncertainties, including but not limited to those relating to the successful continued research of MYO-T12® and its effects on myostatin inhibition, including research and development activities described herein, the successful implementation of the reverse stock split described herein, the post-reverse stock split trading of our shares on the OTC Bulletin Board, product and customer demand, the continued growth of repeat purchases, market acceptance of our products, the ability to create new products through research and development, the continued growth in market expansion and revenue, the successful entry into the new markets described herein, the ability to attract additional investors and increase shareholder value, that the gross revenue figures contained herein are preliminary and are subject to change, the ability to generate the forecasted revenue stream and cash flow from sales of MYO-X, the ability to achieve a sustainable profitable business, the effect of economic conditions, the ability to protect our intellectual property rights, the continued growth and expansion of MYO-X in GNC, Vitamin Shoppe and other specialty retail stores, the ability to strengthen our manufacturing relationships and reduce the costs of our products, competition from other providers and products, risks in product development, our ability to raise capital to fund continuing operations, and other factors discussed from time to time in our Securities and Exchange Commission filings.  We undertake no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

These statements have not been evaluated by the Food and Drug Administration.  This product is not intended to diagnose, treat, cure or prevent any disease.

Contact
Jenene Thomas
Investor Relations and Corporate Communications
(973)509-0444
jthomas@myoscorp.com

Source:  MYOS Corporation

###